Exhibit 4.7

SUPPLEMENTAL INDENTURE INCREASING A SERIES OF

EURO-DENOMINATED NOTES

WMG ACQUISITION CORP.

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

NINTH SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 30, 2019

to the

INDENTURE

DATED AS OF NOVEMBER 1, 2012

Providing for the Issuance of

Additional 3.625% Senior Secured Notes Due 2026

NINTH SUPPLEMENTAL INDENTURE, dated as of April 30, 2019 (this “Supplemental Indenture”), among WMG Acquisition Corp. (together with its successors and assigns, the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors, the Trustee, the Notes Authorized Representative and the Collateral Agent are party to the Indenture, dated as of November 1, 2012 (as amended, supplemented, waived or otherwise modified from time to time, the “Indenture”), which provides for the issuance from time to time of Notes by the Company;

WHEREAS, pursuant to the Eighth Supplemental Indenture, dated as of October 9, 2018 (the “Eighth Supplemental Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee, the Company initially issued €250.0 million of its 2026 Euro Notes (as defined in the Eighth Supplemental Indenture) (the “Initial 2026 Euro Notes”);

WHEREAS, Section 9.01(8) of the Indenture provides that the Company may provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date;

WHEREAS, the Company wishes to issue an additional €195 million of its 2026 Euro Notes as Additional 2026 Euro Notes (as defined in the Eighth Supplemental Indenture) under the Indenture (the “2019-1 Additional 2026 Euro Notes”);

WHEREAS, in connection with the issuance of the 2019-1 Additional 2026 Euro Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. 2019-1 Additional 2026 Euro Notes. As of the date hereof, the Company will issue the 2019-1 Additional 2026 Euro Notes. The 2019-1 Additional 2026 Euro Notes issued pursuant to this Supplemental Indenture constitute Additional 2026 Euro Notes and will be part of the existing series of 2026 Euro Notes previously established pursuant to the Eighth Supplemental Indenture. The 2019-1 Additional 2026 Euro Notes shall have the same terms and conditions in all respects as

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the Initial 2026 Euro Notes, except for the issue date (which shall be April 30, 2019) and the issue price. For the avoidance of doubt, the terms set forth in clauses (i) through (viii) of Section 2.01 of the Indenture shall be the same, with respect to the 2019-1 Additional 2026 Euro Notes, as those specified in the Eighth Supplemental Indenture, and cross-references in the Indenture to specific sections of a Notes Supplemental Indenture shall, with respect to the 2019-1 Additional 2026 Euro Notes, be references to the applicable sections of the Eighth Supplemental Indenture.

3. Aggregate Principal Amount. The aggregate principal amount of the 2019-1 Additional 2026 Euro Notes issued pursuant to this Supplemental Indenture shall be €195 million.

4. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture (including, for the avoidance of doubt, any pledge or grant of security interests, mortgages, or other liens in the collateral as security for the Notes Obligations under the Indenture and the Notes) is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul M. Robinson

Name: Paul M. Robinson
Title: Executive Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]

Guarantors:

ROADRUNNER RECORDS, INC.
T.Y.S., INC.
THE ALL BLACKS U.S.A., INC.
A. P. SCHMIDT CO.
ATLANTIC RECORDING CORPORATION
ATLANTIC/MR VENTURES INC.
BIG BEAT RECORDS INC.
CAFE AMERICANA INC.
CHAPPELL MUSIC COMPANY, INC.
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
INSOUND ACQUISITION INC.
INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MAVERICK PARTNER INC.
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
NONESUCH RECORDS INC.
NON-STOP MUSIC HOLDINGS, INC.
OCTA MUSIC, INC.
PEPAMAR MUSIC CORP.
REP SALES, INC.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RYKO CORPORATION
RYKODISC, INC.

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]

RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
UNICHAPPELL MUSIC INC.
W.B.M. MUSIC CORP.
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNERSONGS, INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WIDE MUSIC, INC.
ARTS MUSIC INC.
ASYLUM RECORDS LLC
ASYLUM WORLDWIDE LLC
AUDIO PROPERTIES/BURBANK, INC.
ATLANTIC MOBILE LLC
ATLANTIC PRODUCTIONS LLC

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]

ATLANTIC SCREAM LLC
ATLANTIC/143 L.L.C.
BB INVESTMENTS LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CORDLESS RECORDINGS LLC
EAST WEST RECORDS LLC
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
LAVA RECORDS LLC
MM INVESTMENT LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RHINO/FSE HOLDINGS, LLC
T-BOY MUSIC, LLC
T-GIRL MUSIC, LLC
THE BIZ LLC
UPPED.COM LLC
WARNER MUSIC DISTRIBUTION LLC
J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC.
ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC\
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
WARNER MUSIC NASHVILLE LLC
WMG COE, LLC

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President & Secretary of
each of the above named entities listed
under the heading Guarantors and
signing this agreement in such capacity
on behalf of each such entity

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]

WARNER MUSIC INC.

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Executive Vice President, General Counsel and Secretary

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President and Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Sole Member
By: Warner Music Inc, its Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Executive Vice President, General Counsel and Secretary

ALTERNATIVE DISTRIBUTION ALLIANCE

By: Warner Music Distribution LLC, its Managing Partner
By: Rep Sales, Inc., its Sole Member and Manager

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President and Secretary

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]

MAVERICK RECORDING COMPANY

By: SR/MDM Venture Inc., its Managing Partner

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President and Secretary

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By: Non-Stop Music Publishing, LLC, their Sole Member
By: Non-Stop Music Holdings, Inc., its Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President and Secretary

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By: Non-Stop Music Holdings, Inc., their Sole Member

By:	/s/ Paul M. Robinson
Name: Paul M. Robinson
Title: Vice President and Secretary

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory

Name:	Stefan Victory
Title:	Vice President

[SIGNATURE PAGE TO NINTH SUPPLEMENTAL INDENTURE]